Written Supervisory and

Compliance Procedures

Code of Ethics

PVG ASSET MANAGEMENT CORPORATION, INC.

TABLE OF CONTENTS

I.

INTRODUCTION

II.

APPLICATION FOR FEDERAL INVESTMENT ADVISER REGISTRATION

A.

GENERAL POLICY

B.

PROCEDURES

1.

Eligibility for Registration

2.

Filing Form ADV

3.

Amending Form ADV

4.

Notice Filing Requirements

5.

Hiring of New Employees

6.

Registration of Investment Adviser Representatives

7.

Exam Requirements for Investment Adviser Representatives

8.

Updating Form U-4 for Investment Adviser Representatives

9.

Termination of Investment Adviser Representatives

10.

Withdrawal from SEC Registration

III.

APPLICATION FOR STATE INVESTMENT ADVISER REGISTRATION

A.

GENERAL POLICY

B.

PROCEDURES

1.

Registration Requirements

2.

Filing Form ADV

3.

Amending Form ADV

4.

Cross State Licensing/Notice Filing

5.

Hiring of New Employees

6.

Licensing of Investment Adviser Representatives, and Exam Requirements

7.

Updating Form U-4 for Investment Adviser Representatives

8.

Termination of Investment Adviser Representatives

9.

Withdrawal from State Licensing

IV.           BOOKS AND RECORDS TO BE CREATED AND MAINTAINED BY INVESTMENT ADVISERS

A.

GENERAL POLICY

B.

ACCURACY AND CURRENCY OF RECORDS

C.

BOOKS AND RECORDS TO BE CREATED AND MAINTAINED FOR FIVE YEARS FROM END OF FISCAL YEAR

D.

BOOKS AND RECORDS TO BE CREATED AND MAINTAINED FOR LIFE OF ENTITY PLUS THREE YEARS

E.

BOOKS AND RECORDS REQUIRED OF IA’S HAVING CUSTODY OF CLIENT ASSETS

F.

REPORTING REQUIREMENTS

1.

Updating Applications

2.

Notification of Deficiencies

3.

Custodian of Books and Records

G.

NON-PAPER STORAGE

H.

E-MAIL RETENTION

I.

PORTFOLIO VALUATION AND FEE CALCULATION

V.

INVESTMENT ADVISER SUPERVISION

A.

DESIGNATION OF CCO

B.

ASSIGNMENT OF SUPERVISORY RESPONSIBILITIES

C.

WRITTEN SUPERVISORY PROCEDURES

1.

Requirement to Have Written Supervisory Procedures

2.

Revising Procedures

3.

Dissemination of Procedures and Revised Procedures

4.

Annual Attestations re Employee Review of Procedures

D.

CODE OF ETHICS

1.

Business Conduct Standards

2.

Compliance with Law

3.

Integration with Written Supervisory Procedures

4.

“Access Person” Securities Holdings and Transactions

5.

Required Reporting of Violations

6.

Distribution of Code and Acknowledgment

E.

ANNUAL REVIEW OF IA BUSINESS, WSPS AND CODE OF ETHICS

F.

REVIEW OF ACCOUNTS

G.

INVESTIGATIONS AND ENFORCEMENT

H.

BACKGROUND CHECKS

I.

TRAINING

VI.

OPENING OF ACCOUNTS

A.

COMMON REQUIREMENTS:  BROCHURE AND REQUIRED DISCLOSURES

1.

Brochure Distribution

2.

Additional Required Disclosures

B.

COMMON REQUIREMENTS:  INVESTMENT ADVISORY CONTRACTS

1.

Compensation

2.

Assignment

3.

Client Consent re Affiliated Brokerage

4.

Client Consent re Agency Cross Transactions

5.

Client Consent re Affiliated Investment Funds

VII.

REGULATION OF BUSINESS OF INVESTMENT ADVISERS

A.

CODE OF ETHICS AND FIDUCIARY DUTIES

B.

SUITABILITY OF RECOMMENDATIONS

C.

SECURITIES TRANSACTIONS AND BEST EXECUTION

1.

Best Execution

2.

Soft Dollar Arrangements

3.

Trade Aggregation and Trade Allocations

4.

Trade Errors

5.

Trading Ahead of Recommendations

6.

Insider Trading

D.

CUSTODY OF ASSETS

1.

Accounts of Individuals

2.

Accounts of Hedge Funds

3.

Re:  Inadvertent Receipt of Checks or Funds

E.

PROXY VOTING

F.

COLD CALLING

G.

CORRESPONDENCE

H.

CUSTOMER COMPLAINTS

I.

ADVERTISING

1.

Re:  Testimonials

2.

Re:  Past Specific Recommendations

3.

Re:  Graphs, Charts, Formulas, Etc.

4.

Re:  “Free of Charge”

5.

Re:  Untrue Statements

6.

Re:  Use of Term “Investment Counsel”

7.

Re:  Representation of Regulatory Approval

8.

Re:  Performance Advertising

J.

PAYMENT OF SOLICITORS

1.

Base Requirements

2.

Payment to any Solicitor re Impersonal Advisory Services

3.

Payment to a Related Solicitor re Client Specific Services

4.

Payment to an Unrelated Solicitor re Client Specific Services

K.

WRAP FEES

L.

SPECIAL REPORTING REQUIREMENTS PER FORM 13F

VIII.

ANTI-INSIDER TRADING PROCEDURES

A.

BACKGROUND

1.

Description of Inside Information and Insiders

2.

Description of Material Information

3.

Education

4.

Attestation

5.

Updating Procedures

B.

RESTRICTED LISTS

C.

SURVEILLANCE ACTIVITY TO MONITOR TRADING

D.

SECURITY PROCEDURES

IX.

REGULATION SP AND 16 C.F.R. § 313 – PRIVACY REGULATIONS

A.

REQUIREMENT TO PROVIDE INITIAL, ANNUAL & REVISED PRIVACY POLICY NOTICE

B.

DESCRIPTION OF HOW & WHEN POLICY IS DISTRIBUTED TO CUSTOMERS

C.

SUBSTANCE OF PRIVACY POLICY

D.

ADMINISTRATIVE, TECHNICAL & PHYSICAL SAFEGUARDING OF INFORMATION

E.

TESTING OF FIREWALLS

F.

ENFORCEMENT OF PRIVACY POLICIES

X.

ERISA

A.

APPLICATION OF ERISA

B.

FIDUCIARIES, INVESTMENT MANAGERS AND PARTIES IN INTEREST

1.

Fiduciaries

2.

Investment Manager

3.

Party in Interest

C.

ERISA SPECIFIC FIDUCIARY DUTIES

1.

Exclusive Purpose Duty

2.

Duty of Prudent Care

3.

Duty of Diversification

4.

Duty to Act in Accordance with Instruments

5.

Duty to Maintain Indicia of Ownership in U.S.A.

6.

Duty to Terminate a Pension Plan in Accordance with ERISA Sec. 404(d)

7.

Duty to Refrain from Prohibited Transactions (absent Exemption)

D.

ERISA PROHIBITED TRANSACTIONS

1.

Prohibited Transactions between a Pension Plan and a Party in Interest

2.

Prohibited Transactions between a Pension Plan and a Fiduciary

E.

EXEMPTIONS FROM PROHIBITED TRANSACTIONS

1.

Policy Regarding Exemptions

F.

IMPLEMENTATION OF PROCEDURES FOR SPECIFIC ACCOUNTS

XI.

STATE LAW

XII.

APPENDICES

I.

Introduction

PVG Asset Management Corporation (“PVG”) is registered under the Investment Advisers Act of 1940 (“’40 Act”) with the U.S. Securities and Exchange Commission (“SEC”).  It is the policy of PVG to conform its conduct as much as possible to the requirements of the ’40 Act and the rules and regulations thereunder.

Citations to “Section 20(number)” are references to the ’40 Act.  Citations to “Rule 20(number)” are references to rules under the ’40 Act.  Citations to “C.R.S” are references to Colorado Revised Statutes.  And, citations to “CCR” are references to the Colorado Code of Regulations.

II.

Application for Federal Investment Adviser Registration

A.

General Policy

As a federally registered investment adviser, PVG gives notice to Colorado and other states in which it is licensed or wishes to become licensed.  If PVG ceases to meet the requirements for continued federal registration, it will continue as a state licensed investment adviser.

B.

Procedures

1.

Eligibility for Registration

As a Registered Investment Adviser (“RIA”) with the SEC, PVG has assets under management in excess of $30,000,000, therefore, clearly meets the qualifications set forth in Section 203A, Rule 203A-1, or Rule 203A-2.

Reference:  Section 203A – State and Federal responsibilities – Paragraph (a).

Reference:  Rule 203A-1 – Eligibility for SEC Registration; Switching To or From SEC Registration.

Reference:  Rule 203A-2 – Exemptions from Prohibition on Commission Registration

Filing Form ADV

PVG files Form ADV Part I electronically through the IARD.  The CCO shall be responsible for filing the Form ADV Part I and for maintaining a properly executed, signed copy of the form at the main offices of PVG.  The CCO shall also maintain a copy of the Form ADV Part II, which does not have to be filed with the SEC but is to be made available upon request.

3.

Amending Form ADV

PVG shall amend its Form ADV Parts I and II within 30 days of any event affecting the accuracy of any disclosure made on the form, within 30 days of any additional disclosure required to be made, and within 90 days of the fiscal year-end.

The CCO shall monitor the business of PVG regularly for the need to amend or update the Form ADV and shall review the business of PVG within 60 days following the end of PVG’s fiscal year for the need to amend or update the Form ADV.

The CCO shall bring to the attention of the CEO of PVG the necessity of any updates.  The CEO shall then approve or deny the necessity of amendment and the CCO shall carry out the CEO’s decision.

The CCO shall maintain copies of the updated forms.  The Form ADV Part I shall be updated through the IARD.  The Form ADV Part II shall not be sent to the SEC, but shall be maintained at the main offices of PVG and made available upon request.

Reference: Rule 204-1.

4.

Notice Filing Requirements

PVG is registered with the SEC as an RIA; the various states may require that PVG make notice filings with them.  The requirements vary by state.  The CCO shall consult with counsel if unfamiliar with a state’s notice filing requirements.  The CCO shall then make any necessary notice filings.

PVG is registered with the SEC as an RIA, PVG makes notice filing with Colorado and will also notice file in each state in which it expects to have at least three clients in any given year, making use of the National De Minimis standard of Section 222 of the ’40 Act.  However, if PVG expects to have one client in Texas, PVG shall make a notice filing in Texas.

Since PVG maintains a place of business in Colorado, it must make a notice filing in Colorado if it is a federally covered RIA.  In Colorado, the mechanism for notice filing is set forth by rule in CCR Chapter 4(IA) – 51-4.4(IA).  Under the Colorado rule, the Form ADV Part I must be filed with the IARD and the Form ADV Part II must be made available by request (and provided within 5 days).

5.

Hiring of New Employees

It is the policy of PVG to not employ any person who would be subject to “statutory disqualification” as is set forth in Section 203(e) of the ’40 Act.  The CCO will review the Form U-4 and any other application that PVG may use of any (potential) new employees and will contact past employers of the last three years to review for the potential statutory disqualifications.

6.

Registration of Investment Adviser Representatives

The CCO shall ensure the registration, Form U-4 filing, of any person meeting the definition of Investment Adviser Representative (“IAR”) as set forth in Rule 203A-3(a).

7.

Exam Requirements for Investment Adviser Representatives

The following provision applies since PVG is a federal covered RIA:  While the ’40 Act and the rules thereunder do not require any examinations by Investment Adviser Representatives, it is the policy of PVG to have its IARs meet the qualification requirements as set forth in the states in which PVG has notice filed.  At the time that it is determined that PVG should notice file in a given state, the CCO shall ascertain the exam qualification requirements and seek to license those IARs that meet the requirements (if they wish to be licensed).

8.

Updating Form U-4 for Investment Adviser Representatives

In the event that an IAR has information requiring the updating of his Form U-4, such as an address change or a disciplinary item to report, the CCO shall ensure that the IAR’s Form U-4 is updated and submitted to the CRD within 30 days of the change or event requiring the update.

9.

Termination of Investment Adviser Representatives

Within thirty days of an IAR’s termination from employment with PVG (for any reason), the CCO shall file a Form U-5 and provide a copy to the former employee.

10.

Withdrawal from SEC Registration

PVG is a federally covered RIA and if its assets under management fall below $25,000,000 and it meets no other standard for registration with the SEC (see Rule 203A-1), then PVG shall withdraw from registration with the SEC and become fully licensed with the various states in which it has made notice filings.  The CCO shall monitor the business of PVG for the need to withdraw from SEC registration.  If it appears to the CCO that such withdrawal is necessary, he/she shall bring the necessity to the attention of the CEO who shall then be responsible for determining if such withdrawal is to be accomplished.  The CCO is then to carry forward the CEO’s decision.

The conversion from being a federally covered RIA to a state RIA is to be accomplished by filing a Form ADV-W with respect to the federal registration and filing a Form ADV with respect to the state licensing (if not previously licensed).  The Form ADV for the state licensing shall be filed prior to the filing of the Form ADV-W.  The Form ADV-W shall be filed immediately after the firm is effectively licensed in the State of Colorado.

III.

Application for State Investment Adviser Registration

A.

General Policy

As long as PVG is a federally covered RIA, PVG will be notice licensed as a Colorado RIA.  PVG also will seek licensure in each state in which it expects to have at least five clients in any given year, making use of the National De Minimis standard of Section 222 of the ’40 Act.  (See below for special treatment of Oklahoma and Texas.)

B.

Procedures

1.

Registration Requirements

With respect to licensing in other states, the CCO will record the state of residence of each client upon a list of out of state clients.  At the point in time in which at least five clients have resided in the same state over the course of a year, the CCO shall seek licensing for PVG in that particular state.  The CCO shall also seek licensing for any state requested by the CEO of PVG.  If any Investment Adviser Representative intends to solicit clients in a particular state, that IAR shall bring such intention to the attention of the CEO and the CCO.

2.

Filing Form ADV

To become licensed in other states, a Form ADV Parts I and II, including Schedule F, must be filed via the IARD.  The states may require additional information be filed for licensing.  The CCO shall respond to such requests.

3.

Amending Form ADV

For Colorado (and for other states as a matter of firm policy), as required by Paragraph F of CCR Chapter 4(IA) – 51-4.3(IA) – Application for an Investment Adviser License, “Updates and amendments to an investment adviser's Form ADV shall be filed, with IARD in accordance with the instructions in Form ADV. An amendment will be considered promptly filed if the amendment is filed within thirty (30) days of the event that requires the filing of the amendment.”  The CCO is to remain apprised of the business of PVG and follow the above rule accordingly.

4.

Cross State Licensing/Notice Filing

The ’40 Act has special application by means of Section 222, which governs the extent that states other than the RIA’s home state can impose its laws and rules.

With respect to Section 222(d), the National De Minimis Standard, it is the policy of PVG to seek licensing in a state if it has or expects to have more than three clients in that given state; however, with respect to Texas, it is the policy of PVG to notice file in Texas because PVG has or expects to have at least one client in Texas.  (The National De Minimis Standard preempts a state’s ability to require licensing if an RIA has no physical presence in that state and less than six clients in that state over the course of one year.)

5.

Hiring of New Employees

It is the policy of PVG to not employ any person who would be subject to “statutory disqualification” as is set forth in Section 203(e) of the ’40 Act.  The CCO will review the Form U-4 and any other application that PVG may use of any (potential) new employees and will contact past employers of the last three years to review for the potential statutory disqualifications.

6.

Licensing of Investment Adviser Representatives, and Exam Requirements

The CCO shall ensure the registration, Form U-4 filing, of any person meeting the definition of “Investment Adviser Representative” as set forth in C.R.S. §11-51-201(9.6).

In Colorado, as in other states, IARs must be qualified by examination or otherwise possess special credentials.  The requirements for Colorado are found in Paragraphs E, F and G of CCR Chapter 4(IA) – 51-4.4 (IA) Application for an Investment Adviser Representative License.  Before licensing IARs in states other than Colorado, the CCO shall review the licensing requirements of those other states.

Also, per the Form ADV Part II, Schedule F, PVG has committed to requiring that each IAR have a college degree in business or a related subject.  This degree may be at the graduate or undergraduate level.

It is the responsibility of the CCO to ensure that any IAR of PVG possesses the appropriate qualifications.

7.

Updating Form U-4 for Investment Adviser Representatives

In the event that an IAR has information requiring the updating of his Form U-4, such as an address change or a disciplinary item to report, the CCO shall ensure that the IAR’s Form U-4 is updated and submitted to the CRD within 30 days of the change or event requiring the update.

8.

Termination of Investment Adviser Representatives

Within thirty days of an IAR’s termination from employment with PVG (for any reason), the CCO shall file a Form U-5 with the CRD and provide a copy to the former employee.  See CCR Chapter 4(IA) – 51-4.5(IA) B.

9.

Withdrawal from State Licensing

Unless PVG is quitting the investment advisory business, or unless PVG is leaving its physical place of business in Colorado and has terminated all of its client relationships, PVG shall not withdraw from notice filing in Colorado.  To withdraw from any state notice filing, a Form ADV-W must be filed with the IARD.  The CCO has the responsibility of filing the Form ADV-W within thirty days of the withdrawal from a given state. See CCR Chapter 4(IA) – 51-4.5(IA) A.

IV.

Books and Records to Be Created and Maintained by Investment Advisers

A.

General Policy

It is the policy of PVG to be in compliance with the and records creation and retention requirements of the SEC.

B.

Accuracy and Currency of Records

It should go without saying that the books and records of PVG must be accurate and current.  As to how current the books and records must be, however, there is a distinction between primary and secondary records.  Primary records, such as memoranda of purchases or sales (order tickets) or blotters, must be created concurrently or almost concurrently with the underlying transactions.  For the purpose of this manual, “almost concurrently” is by no later than the end of the business day for transactions occurring on that business day, and by no later than the end of the next business day for transactions not occurring on a business day.  Secondary records, such as ledgers, must be made current within two or three days of the transaction, if not sooner, unless there are extenuating circumstances, which should be brought to the attention of the CCO.  The policy concerning secondary records do not require the creation of periodic records, such as account statements, until such time period that the periodic records are to be generated and distributed.  The policy concerning secondary records also does not require the creation of ad hoc records.

C.

Books and Records to Be Created and Maintained for Five Years from End of Fiscal Year

Per CCR Chapter 4(IA) – 51-4.6(IA) and per SEC Rule 204-2, PVG must create (to the extent necessary) and maintain, for at least five years after the end of the fiscal year of creation, the following books and records.  These records shall be maintained on the premises of the principal office of PVG for the entire five years unless the CCO determines that specific categories of records may be kept offsite after being maintained at the principal office of PVG for at least two years after reviewing the relevant rule.

1.

Accounting Records – Journals, Cash Receipts and Disbursements Blotter – Paper checkbook ledgers shall be maintained as records of original entry.  All cash received and disbursed and all check transactions shall be run through the checkbook, recorded contemporaneously or shortly thereafter.  Information from the paper checkbook ledgers shall be entered in the QuickBooks computer program promptly such that secondary accounting records may be generated on a monthly basis.

2.

Accounting Records – Ledgers – reflecting asset, liability, reserve capital, income and expense accounts.

3.

Accounting Records – Trial Balances, Financial Statements, and Internal Audit Working Papers.

4.

Order Tickets – essentially a memorandum of each order for the purchase or sale of a security – with respect to orders entered online, details regarding the order shall be printed when the order is submitted – these order tickets shall also show, handwritten if necessary, the terms and conditions of the order, instruction, modification or cancellation; shall identify the person connected with the investment adviser who recommended the transaction to the client and the person who placed such order; and shall show the account for which entered, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power shall be so designated.

5.

Bank Records – including check books, bank statements, cancelled checks and cash reconciliations.

6.

Bills and Statements – including paid and unpaid.

7.

Correspondence – except that any correspondence sent to 10 or more people shall be treated as “multiple copy correspondence.”

8.

Multiple Copy Correspondence – Correspondence sent to 10 or more people, except that a copy of each piece of such correspondence does not need to be maintained – only maintain one copy of the original piece of correspondence and a copy of the list of persons to which such correspondence was sent.

9.

Advertising – Memoranda re Recommendations – for any piece of advertising making a recommendation, if such piece of advertising does not state the reasons for the recommendation, a memorandum regarding the reasons shall be created and maintained.

10.

List of Discretionary Accounts.

11.

Powers of Attorney – granting PVG discretionary power.

12.

Written Agreements or Contracts – relating to the business of PVG – including Investment Advisory Contracts.

13.

Code of Ethics and documents required per Code of Ethics – see Part V below.

14.

Brokerage Account Statements – including statements for brokerage accounts in the name of or control of PVG or its advisory representatives, and including statements for any persons who both control PVG and obtain information regarding the securities recommendations of PVG before such recommendations are disseminated.

15.

Written Disclosure Statement Distributed To Clients – Form ADV Part II – a master copy of each written disclosure statement or Form ADV Part II (brochure) given to clients.

16.

Records of Distribution of Written Disclosure Statement or Form ADV Part II – indicating when each record and amendment or revision to each record was given or offered to be given to each client (or prospective client who later becomes a client).

17.

Records Relating to Solicitors – if solicitors are used – including:

a.

Written Agreement between Solicitor and PVG relating to payment of fee;

b.

Signed and Dated Acknowledgement from Client – evidence the client’s receipt of PVG Written Disclosure Statement (or Form ADV Part II) and the Solicitor’s Disclosure Statement;

c.

Copy of Solicitor’s Disclosure Statement – issued pursuant to SEC Rule 206(4)-3.

1.

Records Relating to Calculation of Performance or Rate of Return.

2.

Customer Complaint File – including a copy of any complaints received and responses to the complaints.

3.

Litigation File – containing copies of all pleadings and correspondence relating to litigation – privilege material is to be kept in a separate file.

4.

Customer Suitability Information – Written information about each investment advisory client that is the basis for making any recommendation or providing any investment advice to such client.

5.

Written Supervisory Procedures Manual – this manual and any updates or amendments (for the past five years).

6.

Documentation of Review of Written Supervisory Procedures.

7.

Correspondence with Regulators File – separate from general correspondence file.

8.

Investment Adviser Representative Files – With signed Form U-4’s and signed Code of Ethics documents.

9.

Copies of Proxy Voting Information – if PVG votes on behalf of clients who are shareholders.

A.

Books and Records to Be Created and Maintained for Life of Entity plus Three Years

Per CCR Chapter 4(IA) – 51-4.6(IA) and per SEC Rule 204-2, PVG must create (to the extent necessary) and maintain, for at least three years after the termination of PVG from registration or licensing as an Investment Adviser, the following books and records.

1.

LLC Records – including Articles of Organization, Operating Agreements, Minutes, Consents, etc.

2.

Form ADV File – With signed Form ADV.

B.

Books and Records Required of IA’s Having Custody of Client Assets

PVG does not maintain custody of client money or securities.  Before PVG maintains custody of client money or securities, it must implement procedures, including record keeping procedures to comply with CCR Chapter 4(IA) – 51-4.6 B and SEC Rule 204-2(b).

C.

Reporting Requirements

1.

Updating Applications

At any time that PVG’s Form ADV becomes inaccurate, it must be updated.  See Parts II.B.3 and III.B.3 above.  At any time any Investment Adviser Representative’s Form U-4 becomes inaccurate, it must be updated.  See Parts II.B.7 and III.B.6 above.

2.

Notification of Deficiencies

PVG is a federally covered adviser, and if PVG is materially out of compliance with the books and records requirements of CCR Chapter 4(IA) – 51-4.6, pursuant to C.R.S. §11-51-407, PVG shall promptly notify the Securities Commissioner of all relevant facts.

3.

Custodian of Books and Records

Upon ceasing business, PVG must arrange for and designate a custodian of records and apprise its regulators of such custodian’s contact information.

D.

Non-Paper Storage

There are special rules for storing documents in non-paper format (including microfiche and electronic storage) set forth in CCR Chapter 4(IA) – 51-4.6 and SEC Rule 204-2.  To comply with these rules, the following procedures are implemented:

PVG must:

(i) Arrange and index the records in a way that permits easy location, access, and retrieval of any particular record;

(ii) Provide promptly any of the following that regulators may request:

(A) A legible, true, and complete copy of the record in the medium and format in which it is stored;

(B) A legible, true, and complete printout of the record; and

(C) Means to access, view, and print the records; and

(iii) Separately store, for the time required for preservation of the original record, a duplicate copy of the record on microfiche or electronic storage media.

In the case of records on electronic storage media, PVG requires the following:

(i) To maintain and preserve the records, so as to reasonably safeguard them from loss, alteration, or destruction, an optical disk will be created weekly in non-rewritable format (CD-R, DVD-R, DVD+R) and preserved in a locked cabinet and stored at room temperature; and

(ii) PVG limits access to the optical records to personnel authorized by the CCO and to regulators.

E.

E-Mail Retention

It is the policy of PVG that business related e-mail be stored electronically.  For length of retention requirements, e-mail is to be treated as “correspondence.”

F.

Portfolio Valuation and Fee Calculation

It is the policy of PVG that records substantiating the valuation of client portfolios be retained.  Portfolios are valued based upon information provided by the client’s broker-dealers.

II.

Investment Adviser Supervision

A.

Designation of CCO

It is the policy of PVG that a CCO be designated.  Such designation shall be made by the CEO, who may designate himself/herself as the CCO.  The designation shall be found in an appendix to this WSP manual.  The CCO shall be responsible for the issuance of written supervisory and compliance procedures and the implementation of a compliance program.

B.

Assignment of Supervisory Responsibilities

Supervisory responsibilities are to be assigned by the CEO and are to be reflected on schedules found in Appendix C to this manual.  These schedules are to be promptly updated as changes occur.  Each update to Appendix C is to be retained for five years following the end of the fiscal year containing the date in which the update is superseded by a new update.  The CCO shall be responsible for the accuracy and maintenance of the schedules assigning supervisory responsibilities.

C.

Written Supervisory Procedures

1.

Requirement to Have Written Supervisory Procedures

SEC Rule 206(4)-7 regulations require that investment advisers establish and enforce written supervisory and compliance procedures designed to help them be in compliance with securities industry laws and rules.  This manual represents the procedures established by PVG.

2.

Revising Procedures

The CCO shall revise the written supervisory and compliance procedures, if necessary and as appropriate, as changes occur in securities laws and in the business environment of PVG.

3.

Dissemination of Procedures and Revised Procedures

A current copy of the WSP manual shall be made available to all PVG associated persons in either hardcopy or electronic format.  A record of the dissemination of the WSP manual and any revisions shall be kept by the CCO.

4.

Annual Attestations re Employee Review of Procedures

Annually, the CCO shall obtain an attestation from each PVG associated person that such person has reviewed and is familiar with the WSP manual.

D.

Code of Ethics

1.

Business Conduct Standards

Investment Advisers are generally considered to be fiduciaries and, as such, are usually subject to fiduciary duties.  For investment advisers, the fiduciary duties typically owed to clients are the duty of loyalty and the duty of care.  To help ensure that PVG clients are afforded the protections of fiduciary duties and to be in compliance with the ’40 Act, PVG has implemented a Code of Ethics, which is found in Appendix A to this Written Supervisory Procedures Manual.  This Code of Ethics, like all codes of ethics, contains and is to contain specific business conduct standards.

It is the policy of PVG that all PVG employees and owners with day-to-day involvement be provided with and sign a copy of the Code of Ethics.

Reference:  Rule 204A-1 -- Investment Adviser Codes of Ethics

2.

Compliance with Law

In addition to requiring specific business conduct standards, the Code of Ethics requires and is to require that PVG associated persons comply with securities laws.

3.

Integration with Written Supervisory Procedures

The Code of Ethics is to be considered integrated with and a part of the written supervisory and compliance procedures of PVG.

4.

“Access Person” Securities Holdings and Transactions

The Code of Ethics requires and is to require that “Access Persons” have their securities holdings and transactions reported to PVG.  “Access Persons” are understood to be persons with access to nonpublic financial information about clients and to be persons who make recommendations to clients or who have access to such recommendations.  To be practical and to avoid making an incorrect determination of who is an “access person,” the securities holdings and transactions reporting requirement extends to all employees, officers and members of PVG.

5.

Required Reporting of Violations

The Code of Ethics requires and is to require that violations of the Code be reported to the CCO.

6.

Distribution of Code and Acknowledgment

The Code of Ethics is to be distributed to all employees, officers and members, each of whom is to sign an acknowledgment of receipt of the Code and any amendments.

E.

Annual Review of IA Business, WSPs and Code of Ethics

At least once per year, the CCO shall review the following:  1., the investment advisory business of PVG; 2., the written supervisory and compliance procedures for the adequacy of the policies and procedures and the effectiveness of their implementation; and 3., the Code of Ethics for its appropriateness.  A summary of this review shall be documented in a memorandum and preserved for five years following the end of the fiscal year in which the memorandum was written.

F.

Review of Accounts

The CEO is to review investment supervision accounts (those accounts subject to a fee based on assets under management) at least once per month, and more frequently as he deems warranted.  The CEO does not have to review client accounts subject to an hourly consultation fee except as requested by the client and agreed to by the CEO.  The CEO is to review flat fee projects on a monthly basis, and more frequently as he deems warranted.

For clients whose accounts are subject to a fee based on assets under management, the CEO is to provide reports on holdings and rates of return on a yearly basis.  These clients are also receive bills on a quarterly basis, which bills are to show a calculation of assets under management as derived from securities account statements provided by the clients’ securities broker-dealers (brokerage houses).  For other clients, reports are to be provided as requested by the respective client and as agreed to by the CEO.

G.

Investigations and Enforcement

Effective supervision and internal controls require that potential violations of securities industry laws or rules and potential serious contraventions of PVG’s supervisory and compliance procedures be investigated.  Investigations are to be handled by the CCO or his or her designee.  However, in the case where the CCO is to be the subject of the investigation the CEO or his or her designee is to conduct the investigation.

H.

Background Checks

To enhance the compliance structure, a background check is to be conducted for every new hire of PVG.  A background check need not be extensive but must be documented.  The background check, as appropriate, may consist of calling references and/or previous employers, and completing an application.  “Red Flags” in a person’s background, such as customer complaints, may warrant a more extensive background check.

I.

Training

New hires are to be trained with respect to the content of this WSP manual.   The new hire is to be afforded the opportunity to read the manual and acknowledge in writing their reading of such.

PVG employees are to be trained on such other matters as the CCO may deem appropriate.  Any training that occurs is to be documented as to the topics discussed or imparted, the persons so trained and the materials disseminated.

III.

Opening of Accounts

PVG is focused on three main types of securities advisory business:  Advising and exercising investment discretion for hedge funds in exchange for fees for assets under management and for performance based fees; advising and exercising investment discretion for individuals, including high net worth individuals, in exchange for fees for assets under management; and providing sub-advisory advice and execution on behalf of other investment advisers.

In each case, the client must sign an investment advisory agreement, and PVG must provide a Form ADV Part II (“brochure”).

And, in the case of investment supervision, the client must also execute a limited power of attorney, which may be provided by the client’s broker-dealer(s).  If a client’s broker-dealer does not provide a limited power of attorney form, then PVG may provide its own form to the client upon opening the account.  As a default, the preference is to have the client’s broker-dealer provide the limited power of attorney form.

A.

Common Requirements:  Brochure and Required Disclosures

The procedures below are common to all types of accounts opened by PVG.

1.

Brochure Distribution

Before a potential client may open an account, the potential client must be provided with the “brochure” of PVG.  For PVG, the “brochure” shall consist of PVG’s current Form ADV Part II and any other additional disclosure or advertising documents approved the by the CCO.

The brochure must also be provided before or at the time that the client’s investment advisory contract is extended or renewed.

2.

Additional Required Disclosures

SEC Rule 206(4)-4(a) also requires disclosure of the following:

(1) A financial condition of the adviser that is reasonably likely to impair the ability of the adviser to meet contractual commitments to clients, if the adviser has discretionary authority (express or implied) or custody over such client's funds or securities, or requires prepayment of advisory fees of more than $500 from such client, 6 months or more in advance; or

(2) A legal or disciplinary event that is material to an evaluation of the adviser's integrity or ability to meet contractual commitments to clients.  (For clarification on what is a material legal or disciplinary event, please refer to the rule.)

B.

Common Requirements:  Investment Advisory Contracts

The procedures below are common to all types of accounts opened by PVG.

Any investment advisory contract used by PVG must comply with the requirements of Sections 205 and 215 of the ’40 Act.

Each investment advisory contract shall contain provisions relating to how the advisor is to be compensated and relating to the assignment of the advisory contract. Special language is also required for client consent in the following situations:  affiliated brokerage, agency cross transactions, and affiliated investment funds.

While each advisory contract is to contain provisions relating to compensation and assignment, no advisory contract is to contain any provision requiring a client to waive any rights afforded to that client by the federal or state securities laws.  And, no language should be included that would lead the client to believe that the client has waived any rights afforded to the client by the federal and state securities laws.  Reference:  Section 215 of ’40 Act.

1.

Compensation

The following compensation arrangements are acceptable.

a)

Assets Under Management

Charging a fee based on assets under management, or even based upon other indices of performance, is acceptable as long as there is compliance with Section 205 of the ’40 Act and the rules thereunder (Rules 205-1, 205-2 and 205-3).  The CEO shall have the responsibility of determining whether or not assets under management or another performance based compensation arrangement complies with Section 205 and the rules thereunder.

b)

Performance-based Incentive Fee

PVG charges performance-based incentive fees with respect to its investment management of hedge funds.  Per SEC Rule 205-3, these incentive fees may only be charged to investments made by “qualified clients,” who are defined as

•

A natural person who or a company that immediately after entering into the contract has at least $ 750,000 under the management of the investment adviser;

•

A natural person who or a company that the investment adviser entering into the contract (and any person acting on his behalf) reasonably believes, immediately prior to entering into the contract, either:

o

Has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $ 1,500,000 at the time the contract is entered into; or

o

Is a qualified purchaser as defined in section 2(a)(51)(A) of the Investment Company Act of 1940 at the time the contract is entered into; or

•

A natural person who immediately prior to entering into the contract is:

o

An executive officer, director, trustee, general partner, or person serving in a similar capacity, of the investment adviser; or

o

An employee of the investment adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the investment adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of such investment adviser, provided that such employee has been performing such functions and duties for or on behalf of the investment adviser, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

Performance-based incentive fees charged by PVG are to be subject to a “high water mark” limitation, under which PVG receives an incentive allocation from a hedge fund partner or member only to the extent net profits allocated to that partner or member exceed any net losses allocated to the partner or member that have not been recovered. If a partner or member makes a partial withdrawal or receives a distribution at a time when the partner or member has unrecovered losses, those unrecovered losses are reduced in proportion to the withdrawal.

1.

Assignment

Each investment advisory contract must contain a provision that no assignment of such contract shall be made by PVG without the consent of the other party to the contract.

2.

Client Consent re Agency Cross Transactions

Prior client consent is required for transactions at an affiliated broker-dealer in which a client of PVG sells or buys a security from another client of PVG or a client of the affiliated broker-dealer.  If use of such agency cross transactions is contemplated, it should be spelled out in the investment advisory contract.  Further, written consent is to be obtained after full written disclosure that, with respect to agency cross transactions, the investment adviser or the adviser’s affiliate will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such transactions.  See SEC Rule 206(3)-2.

3.

Client Consent re Affiliated Investment Funds

Prior client consent is required for investing client assets in affiliated investment funds, such as the hedge funds managed by PVG.  If client assets are invested in affiliated investment funds, PVG will not charge the client a fee for management on top of the fees (asset-based and performance-based) already charged per the respective offering circular for the respective fund.

I.

Regulation of Business of Investment Advisers

A.

Code of Ethics and Fiduciary Duties

The Code of Ethics represents policies of PVG.  The mandates of the Code of Ethics are to be followed by the employees and owners of PVG (who are involved in day-to-day management).

The CCO shall review the securities account statements obtained pursuant to the mandates of the Code of Ethics.  This review should be with an eye towards sensing the violation of fiduciary duties owed to clients.  If a breach of fiduciary duty (or of any other provision of the Code of Ethics) is suspected, then the CCO shall conduct a review and take appropriate action.

B.

Suitability of Recommendations

Investment advisers, such as PVG, as fiduciaries, are required to make suitable recommendations when they recommend securities to clients.  The suitability of such recommendations is to be viewed in the context of the client’s financial situation and needs and other security holdings.

C.

Securities Transactions and Best Execution

As required by Part IV.B above, an order ticket shall reflect each securities transaction placed by a portfolio manager of PVG.  Order tickets are to be maintained in a consolidated file arranged in the order of entry.

1.

Best Execution

The need to seek best execution is to be considered with respect to every securities order.  As part of the weighing of whether best execution is available at a given broker-dealer, PVG is to consider the quality of the execution as well as the price.  Execution may be considered in aggregate and not just in relation to a particular transaction. PVG utilizes custodians

2.

Soft Dollar Arrangements

PVG makes use of “soft dollar” arrangements to obtain brokerage and research services in exchange for directing trading to broker-dealers offering “soft dollars” per the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.  The portfolio management team, allocates brokerage and research services in a manner that are deemed fair and reasonable in light of client agreements and the principle that portfolios in which “soft dollar” trades are effected must have some benefit from “soft dollars” obtained.

The “soft dollar” annual budget, list of custodians utilized and list of soft dollar items are maintained in compliance files.

The portfolio management team will review the statements from “soft dollar” brokerage accounts for appropriate trading activity and expense payments.

3.

Trade Aggregation and Trade Allocations

If PVG places orders for securities transactions for multiple clients, orders for the same security may be aggregated to achieve best execution.  The key determinant for aggregating a trade is whether or not best execution can be obtained through the aggregation.

a)

Aggregation with no participation by PVG

If aggregation is to occur, and if no PVG or associated person is to be involved as a participant in the aggregated trade, then such aggregated trade is to be allocated fairly among the trade participants, allocating costs pro rata, putting no participant’s interest in front of another’s interest.

b)

Aggregation with participation by PVG

If an aggregated transaction is to involve PVG or an associated person as a participant, then the following special additional procedures must be observed:

1.

PVG’s trade aggregation/allocation policies must be disclosed.

2.

PVG must meet best execution obligations.

3.

PVG must treat all clients involved in the transaction fairly.

4.

PVG must prepare an “Allocation Statement” before the aggregated trade order is placed.  On such Allocation Statement the clients must be named and the plan of allocation among the named clients must be set forth.

5.

PVG must fill the aggregated order consistent with the Allocation Statement or deviate from the Allocation Statement only on a fair basis, which is to be documented.

6.

PVG is to safeguard client assets involved in the transaction, keeping them aggregated no longer than is necessary to settle the transaction.

7.

PVG must not receive additional compensation as a result of aggregating the trade.

8.

PVG must still render individual guidance to each client.

1.

Trade Errors

If a trading error by PVG occurs, the CEO is to be informed.  The error is to be corrected.  However, in correcting the error, the following must be avoided:  1. Passing on the cost of the error to the client suffering the error or to other clients; 2., Attempting to correct the error by having another client buy or sell securities to the client suffering the error; and 3., Having the executing broker-dealer absorb the costs of an error by PVG (which would essentially be using “soft dollars” to correct an error thereby benefiting the adviser at the expense of its clients).

2.

Trading Ahead of Recommendations

As a general practice, PVG and associated persons may not place orders for their own accounts in a particular security before recommended orders are placed for client accounts in the same security.  This is a matter of fiduciary duty.

Associated persons of PVG may place orders for open-end mutual funds, however, before, after or concurrent with recommending such open-end mutual funds to clients because there is no ability to receive more favored treatment for the associated person’s order.  All executions are effected at NAV.

3.

Insider Trading

PVG and its associated persons may not engage in “insider trading.”  Essentially, PVG and its associated persons may not appropriate material non-public information about a publicly traded security and use such information for their own benefit in trading or tipping others as to trading.  Procedures to prevent and detect insider trading are found in Section VIII. Anti-Insider Trading Procedures below.

B.

Custody of Assets

1.

Accounts of Individuals

PVG does not maintain actual or constructive custody of client assets of individuals and other investment advisers.  Powers of attorney granted to PVG are to be “Limited,” i.e., not giving the right to PVG to withdraw any monies or securities from client accounts.

If PVG has the power to withdraw funds from client accounts, even if maintained at a broker-dealer, PVG is considered to have custody of client assets and is subject to rules relating to custody and control; however, if the power to withdraw funds only relates to advisory fees generated, then (absent other circumstances) PVG would not have custody of client assets provided that it follows the provisions of one of two fee withdrawal formats set forth in two SEC no-action letters that interpreted the SEC’s old custody rule, which was essentially the same as Colorado’s current custody rule.

In Fee Withdrawal Format #1, the following provisions must be followed:  (1)  The client is to provide written authorization permitting the adviser’s fees to be paid directly from the client’s account with an independent custodian; (2) the adviser sends the custodian and the client a bill showing the amount of the fee, the value of the assets and the way the fee was calculated; and (3) the custodian agrees to send the client, at least quarterly, a statement indicating all amounts disbursed from the account, including the adviser’s fees.

In Fee Withdrawal Format #2, the following provisions must be followed:  (1) The client is to provide written authorization permitting the adviser’s fees to be paid directly from the client’s account with an independent custodian; (2) the adviser sends a statement to the client showing the amount of the fee, the value of the client’s assets, and the way the fee was calculated, (3) the adviser discloses to the client that it is the client’s – and not the custodian’s – responsibility to verify the accuracy of the fee, and (4) the adviser sends a bill to the custodian indicating only the amount of the fee to be paid.

PVG is registered as an investment adviser with the SEC, therefore, PVG shall follow SEC Rule 206(4)-2 and implement appropriate new procedures.

2.

Accounts of Hedge Funds

To avoid becoming subject to the full custody requirements, PVG interacts with its proprietary hedge funds in accordance with the PIMS and Bennett no-action letters issued and withdrawn by the SEC, but still applicable with respect to the Colorado Securities Division.

3.

Re:  Inadvertent Receipt of Checks or Funds

Since PVG does not want to be subject to the full custody rule, it has implemented the following procedures regarding the inadvertent receipt of client checks or funds:  Checks or other funds that appear to be inadvertently received shall be promptly brought to the attention of the CCO, or in his/her absence the CEO.  If the check or funds has been inadvertently received, it shall be returned to sender (and not forwarded) within two business days after receiving the inadvertent check or funds.

C.

Proxy Voting

PVG generally does not exercise voting authority with respect to client securities, especially since proxies for clients who are individuals and clients who are other investment advisers will receive the proxies from the issuers without going through PVG.  PVG does exercise voting authority with respect to its affiliated hedge funds, especially when the proxies concern special purpose acquisition companies, voting on whether or not to approve the respective acquisitions of the target companies in question.

Before voting any proxies for clients other than affiliated hedge funds, PVG is to provide the clients for whom PVG is to be voting:  a disclosure as to how clients may obtain information from PVG about how PVG voted with respect to their securities; and a description of PVG’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures to the requesting client.

It is the policy of PVG to vote proxies for the purpose of maximizing shareholder value.  It is not the policy of PVG to vote proxies for social, environmental or political purposes, although such other purposes may be taken into consideration to the extent that they help foster the purpose of maximization of shareholder value.

A record of PVG’s vote with respect to each proxy cast is to be maintained.

D.

Cold Calling

PVG and its employees may not make any cold-calls to an individual member of the public at the public person’s home for the purpose of soliciting business for PVG at any time other than between 8:00 a.m. and 9:00 p.m. local time at the public person’s location, without the prior consent of such person.  The CCO will review the telephone bills of PVG to determine if any calls were placed from the offices of PVG that would be earlier than 8:00 a.m. or later than 9:00 p.m. at the called party’s location.  If the CCO identifies any such calls, the CCO should then seek the name of the party called from the employee who apparently placed the call.  The CCO should also ask the employee who made the respective call whether an existing customer relationship was in place.  Where appropriate, the CCO must investigate the possibility of a member of the public being cold-called outside of the required time frame.

In making cold-calls, each employee must promptly, in a clear and conspicuous manner, disclose the following information:  1., his/her identity and the name of PVG (“PVG Asset Management”); 2., the telephone number or address at which the registered representative may be contacted; and 3., that the purpose of the call is to solicit the use of investment advisory services.

If a member of the public, who has been cold-called, requests to be put on a “Do Not Call List,” then the employee must immediately place such member of the public on such list.  Any updates to the Do Not Call List made by an employee must be forwarded to the CCO by the end of the business day.  The CCO, or his/her designee, must compile all updates to the Do Not Call List and recirculate them to all employees.

No employee may contact any person found on the Do Not Call List.  If there is ever a need to contact a person on a Do Not Call List, then such matter must be brought to the attention of the CCO who will take appropriate action.

E.

Correspondence

The CCO shall maintain a correspondence file and periodically review it.

F.

Customer Complaints

PVG employees and owners involved in day-to-day business shall bring to the attention of the CCO any customer complaints, written or oral.  The CCO shall then investigate such matters and take appropriate action.

G.

Advertising

All advertising by PVG shall be in compliance with SEC Rule 206(4)-1, which has specific requirements that are set forth below.  The CCO shall be responsible for the review and approval of any advertising before it is used.

For the purposes of this section the term “advertisement” shall include any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.

1.

Re:  Testimonials

PVG prohibits the use of testimonials in its advertising.

2.

Re:  Past Specific Recommendations

PVG prohibits the use of advertising which refers, directly or indirectly, to past specific recommendations of such investment adviser which were or would have been profitable to any person: Provided, however, That this shall not prohibit an advertisement which sets out or offers to furnish a list of all recommendations made by such investment adviser within the immediately preceding period of not less than one year if such advertisement, and such list if it is furnished separately: (i) State the name of each such security recommended, the date and nature of each such recommendation (e.g., whether to buy, sell or hold), the market price at that time, the price at which the recommendation was to be acted upon, and the market price of each such security as of the most recent practicable date, and (ii) contain the following cautionary legend on the first page thereof in print or type as large as the largest print or type used in the body or text thereof: "It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list."

3.

Re:  Graphs, Charts, Formulas, Etc.

PVG requires that advertising containing graphs, charts, formulas or other devices prominently disclose in such advertising the limitations of such graphs, charts, formulas or other devices and the difficulties with respect to their use.

4.

Re:  “Free of Charge”

PVG prohibits the use of advertising which contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly.

5.

Re:  Untrue Statements

PVG prohibits the use of advertising which contains any untrue statement of a material fact, or which is otherwise false or misleading.

6.

Re:  Representation of Regulatory Approval

PVG may not represent that it is “approved” by the SEC.    Similarly, PVG may not represent that it is “approved” by the Colorado Securities Division; although, it may represent that it is notice-filed as an investment adviser in the State of Colorado.  No investment adviser representative may use the initials, “RIA” or “R.I.A.” following their name.

7.

Re:  Performance Advertising

Any advertisements referencing the performance of an actual or model portfolio managed by PVG shall conform to the requirements set forth in the SEC’s “no action” letter to “Clover Capital.”  In this “no action” letter, the SEC staff takes the position that Rule 206(4)-1(a)(5) prohibits an advertisement that:

With respect to Model Portfolio and Actual Portfolio Results:

(1)  Fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser's clients appreciated in value 25% without disclosing that the market generally appreciated 40% during the same period);

(2)  Includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;

(3)  Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

(4)  Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

(5)  Compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g. an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio);

(6)  Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation);

(7)  Fails to disclose prominently the limitations inherent in model results,  particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser's decision-making if the adviser were actually managing clients' money;

(8)  Fails to disclose, if applicable, that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

(9)  Fails to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its clients);

(10)  Fails to disclose, if applicable, that the adviser's clients had investment results materially different from the results portrayed in the model;

And, with respect to Actual Portfolio Results:

(11)  Fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser's clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

H.

Payment of Solicitors

PVG may pay persons for the solicitation of business of PVG provided that certain requirements are met.  The requirements vary in relation to the type of solicitor and the type of investment advice given.

Reference:  CCR Chapter 4(IA) – Rule 51-4.9(1A) Payment of Cash Fees for Solicitation, and SEC Rule 206(4)-3.

1.

Base Requirements

There are certain requirements that are common to all investment adviser-solicitor arrangements.  These are set forth below.

a)

Requirement for PVG to be licensed or registered

To be able to be involved in an investment adviser-solicitor arrangement, PVG must either be licensed with the State of Colorado as an investment adviser or registered with the SEC as an investment adviser.

b)

Requirement for Solicitor to not be disqualified

To have the investment adviser-solicitor arrangement, the solicitor must not be disqualified.  Specifically, the solicitor to whom a cash fee is paid for such referral is not a person:

(i) subject to an order of the SEC issued under section 203(f) of the '40 Act, or an order of the Commissioner pursuant to section 11-51-410(1)(e), C.R.S.;

(ii) convicted within the previous ten years of any felony or any misdemeanor involving conduct described in section 203(e)(2)(A) through (D) of the '40 Act, or as provided in section 11-51-410(1)(c), C.R.S., or

(iii) who has been found by the SEC to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5), or (6) of section 203(e) of the `40 Act, or is subject to an order issued by the Commissioner pursuant to sections 11-51-410(1)(a), (f), or (i), C.R.S.; or

(iv) subject to an order, judgment or decree described in section 203(e)(4) of the '40 Act, or pursuant to section 11-51-410(1)(d), C.R.S.

c)

Cash Fee Pursuant to Written Agreement

In any investment adviser-solicitor arrangement, the cash fee paid to the solicitor must be pursuant to a written agreement, a copy of which is to be maintained by the CCO.

2.

Payment to any Solicitor re Impersonal Advisory Services

For a referral of a client for “impersonal advisory services,” payment may be made to any solicitor in an arrangement that meets the base requirements described above.  A record of such payments shall be kept by the CCO along with a memorandum describing the nature of the investment advice given.

"Impersonal advisory services" means investment advisory services provided solely by means of:

(a) Written materials or oral statements which do not purport to meet the objectives or needs of the specific client;

(b) Statistical information containing no expressions of opinions as to the investment merits of particular securities; or

(c) Any combination of the foregoing services.

3.

Payment to a Related Solicitor re Client Specific Services

For a referral of a client for client-specific advisory services, payment may be made to a solicitor who is an officer, director or employee of PVG as long as the investment adviser-solicitor arrangement  meets the base requirements described above.

For a referral of a client for client-specific advisory services, payment may also be made to a solicitor who is an officer, director or employee of an affiliate of PVG as long as the investment adviser-solicitor arrangement meets the base requirements described above, AND as long as the affiliation between the PVG adviser and such other person, is disclosed to the client at the time of the solicitation or referral.

A record of such payments shall be kept by the CCO.

4.

Payment to an Unrelated Solicitor re Client Specific Services

For a referral of a client for client-specific advisory services, payment may also be made to a solicitor who is unrelated to PVG as long as the investment adviser-solicitor arrangement meets the base requirements described above, AND as long as the following additional conditions are met:

a)

Re: Written Agreement

The written agreement between PVG and the solicitor:

(A) Describes the solicitation or referral activities to be engaged in by the solicitor on behalf of PVG and the compensation to be received for such activities;

(B) Contains an undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with the instructions of PVG and the provisions of the state and federal securities laws;

(C) Requires that the solicitor, at the time of any solicitation or referral activities for which compensation is paid or to be paid by PVG, provide the client with a current copy of the PVG’s written disclosure statement, “brochure,” required by § 11-51-409.5, C.R.S. (or SEC Rule 206(4)-3), and a separate written disclosure statement (as described below).

b)

Re:  Separate Written Disclosure Statement

The separate written disclosure document required to be furnished by the solicitor to the client shall contain the following information:

1.

The name of the solicitor;

2.

The name of the investment adviser, “PVG Asset Management Corporation  ”;

3.

The nature of the relationship, including any affiliation, between the solicitor and PVG;

4.

A statement that the solicitor will be compensated for his or her solicitation or referral services by PVG;

5.

The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor; and

6.

The amount, if any, for the cost of obtaining his or her account the client will be charged in addition to the advisory fee, and the differential, if any, among clients with respect to the amount or level of advisory fees charged by PVG if such differential is attributable to he existence of any arrangement pursuant to which PVG has agreed to compensate the solicitor for soliciting clients for, or referring clients to, PVG.

a)

Acknowledgment by Client

Before entering into an investment advisory contract with a client solicited under the unaffiliated solicitor arrangement, PVG must obtain from the client a signed and dated written acknowledgment stating that the client has received PVG’s brochure (and any other disclosure documents required by the CCO) .

The CCO shall retain a copy of each such acknowledgment and solicitor disclosure document as part of the books and records of PVG.

b)

Supervision by PVG

On an annual basis, and at such other times as necessary, the CCO or his designee shall make a bona fide effort to ascertain whether the solicitor has complied with the agreement, and has a reasonable basis for believing that the solicitor has so complied.

B.

Wrap Fees

PVG does not currently offer Wrap Accounts.  If it intends to offer such in the future, additional procedures must be implemented.

C.

Special Reporting Requirements per Form 13F

Pursuant to SEC Rule 13f-1, “institutional investment managers,” including investment advisers, who exercise investment discretion over $1,000,000 in securities covered by Section 13(f) of the Securities Exchange Act of 1934 must report on Forms 13F within 45 days after the calendar year and within 45 days after each calendar quarter following the first report.  Section 13(f) securities have a market value on the last trading day of any of the preceding 12 months that is greater than $100,000,000.  At the end of each calendar quarter, the CCO shall confer with other officers, employees and members to determine if reports should be filed and shall follow up with reporting.

II.

Anti-Insider Trading Procedures

A.

Background

“Insider Trading” is an activity which is not legal and not permitted by PVG.  It is commonly defined as the buying or selling of a security while in possession of material, non-public information about the public company issuer of such security.  In addition, a person can commit “insider trading” without actually engaging in securities transactions involving the security issued by the public company.  For instance, a person who trades in derivative securities (such as options) written on securities issued by the public company while in possession of material, non-public information concerning that company would be committing insider trading.  In addition, a person could violate insider trading laws by providing material, non-public information to another person to enable the other person to engage in insider trading.

1.

Description of Inside Information and Insiders

“Inside Information” is information that has not yet become public regarding a public reporting company (issuer).  Inside information remains “inside” as long as the information remains non-public.  Information becomes public after reasonable amount of time has passed following the transmission of such information across the news media.  Thus, confidential information becomes public shortly after the transmission by wire services of a press release concerning such information.  Nevertheless, if PVG is in possession of material, non-public information, its owners and employees may not trade upon such information until the day following the transmission of such information through the news media.  This waiting period will help demonstrate that PVG and its owners and employees are not engaging in insider trading.

To help ensure that PVG and its owners and employees do not engage in insider trading, employees and owners involved in day-to-day business of PVG are required to report to the CCO any “inside information” that they have learned.

“Insiders” are people in positions of authority or special knowledge within a public company issuer such as officers, directors and others with intimate knowledge of the issuer’s operations.  Insiders may also include substantial owners of the issuer or even independent contractors of the issuer such as financial printers.

2.

Description of Material Information

Technically, it is not illegal to engage in securities transactions while in possession of non-public information about a security as long as the information is not “material.”  Information is considered to be “material” if a reasonable prudent person would consider the information to be useful in deciding to buy, sell or hold a security.  Because of the difficulty in determining the materiality of information, PVG and its owners and employees should refrain from engaging in any securities transactions in which PVG possesses non-public information concerning such security or its issuer.

3.

Education

PVG and its employees and owners are educated about Insider Trading initially through this Written Supervisory Procedures manual.

4.

Attestation

PVG employees and owners involved in the day-to-day business of PVG are required to sign an attestation that they have read the firm’s procedures relating to Insider Trading and agree to follow them.  This attestation is found at the conclusion of the Code of Ethics of PVG.

5.

Updating Procedures

The CCO has the responsibility to update these Written Supervisory Procedures in the event of changes in the law relating to Insider Trading or changes in the business of PVG.  If the procedures are updated, PVG employees and owners will be notified and will be required to sign a new attestation.

B.

Restricted Lists

The CCO will periodically issue, as appropriate, a Restricted List for securities of which PVG or its employees or owners involved in the day-to-day business of PVG may have material, non-public information.  With respect to the Restricted List, no trading is allowed by the employees or owners during the existence of the restriction.

If PVG comes into possession of material, non-public information regarding a security, the employee or owner involved in the day-to-day business of PVG who has become aware of such information should notify the CCO immediately, who will review such information to determine if it is really material and non-public.  If so, the CCO will place the security on the Restricted List.  The CCO will remove the security from the Restricted List when the information regarding such security becomes public or is rendered non-material.

If suspicious trading activity is discovered, the CCO (person to whom he is assigned) shall conduct an appropriate investigation.

C.

Surveillance Activity to Monitor Trading

Pursuant to the Code of Ethics, each signer of the Code of Ethics shall request that duplicate securities account statements (except for mutual fund statements) be sent to the CCO.  And if such duplicate account statements are unable to be provided by the signer’s broker-dealer, then the signer shall provide a copy of each missing statement himself/herself to the CCO. When such information is received, following transactions and at the end of months or quarters, the CCO will review the transactions for any that look like they might involve customers of PVG or that otherwise look suspicious.  With respect to accounts controlled by the CCO, the person to whom the CCO is assigned will conduct the review.  Review of duplicate statements and confirmations shall be evidenced on such documents by the initial of the reviewer and the date of the review.

Any investigation into potential insider trading must be documented in a memorandum that includes the following information:

(1)

The name of the security;

(2)

The date the investigation commenced;

(3)

An identification of the accounts involved; and

(4)

A summary of the disposition of the investigation.

D.

Security Procedures

Any inside information that is possessed by PVG must be kept in a locked filing cabinet or drawer when not used by an appropriate party in performance of official duties.  PVG’s computers shall be password protected and shall have adequate firewalls.

III.

Regulation SP and 16 C.F.R. § 313 – Privacy Regulations

Regulation SP, enacted by the SEC under the Gramm Leach Bliley Act, and the virtually identical regulation, 16 C.F.R. § 313, enacted by the Federal Trade Commission under the same act (collectively, “Privacy Regulations”), apply to nonpublic personal information about individuals who obtain financial products or services primarily for personal, family, or household purposes from investment advisers.  These Privacy Regulations do not apply to information about companies or about individuals who obtain financial products or services primarily for business, commercial, or agricultural purposes.

A.

Requirement to Provide Initial, Annual & Revised Privacy Policy Notice

The Privacy Regulations requires an investment adviser to provide a privacy policy notice to a customer (for the purposes of the Privacy Regulations – an individual seeking financial products or services for personal, family or household purposes) when the customer first enters into continuing relationship with such investment adviser.  The Privacy Regulations require the investment adviser to provide a privacy policy notice annually to its customer.  Further, anytime the investment adviser modifies its privacy policy, it must provide a revised privacy policy notice to its customer.  After the termination of a customer relationship, the investment adviser no longer has to provide privacy notices to such customer.

The Privacy Regulations also apply to non-customer situations.  When an individual seeks from an investment adviser financial products or services for personal, family or household purposes, the individual may be considered a “consumer.”  Consumers are required to receive privacy notices if the investment adviser discloses personal nonpublic financial information about the consumer outside of the exceptions provided in the Privacy Regulations.  However, since PVG does not disclose such information outside of the exceptions, PVG does not have to provide privacy notices to mere “consumers.”

B.

Description of How & When Policy is Distributed to Customers

It is the policy of PVG to provide an initial privacy policy notice promptly after an individual (not a company) engages PVG as an investment adviser, thereby becoming a “customer” for the purpose of the Privacy Regulations.  While an individual is still a customer of PVG, PVG shall provide a privacy notice to such individual on an annual basis (i.e., once per calendar year).

The above policies apply to individuals acting on behalf of themselves personally or on behalf of their families or household, but the above policies shall not apply to individuals acting on behalf of companies or businesses.  No privacy policy notices need be provided to individuals acting on behalf of companies or businesses.

C.

Substance of Privacy Policy

PVG does not share nonpublic personal financial information that it has obtained about its customer or even about its potential customers (who may be considered to be mere “consumers” for the purposes of Regulation SP) except as provided by law, specifically the exceptions noted in Rules 14 and 15 of the Privacy Regulations.

Rule 14 of the Privacy Regulations allows the disclosure of nonpublic personal financial information as necessary to effect, administer, or enforce a financial transaction that a customer requests or authorizes.  In other words, PVG may disclose only the amount of personal financial information as is necessary to effect the investment advisory services being provided to the customer.

Rule 15 of the Privacy Regulations allows disclosure of personal nonpublic financial information if the customer has authorized such disclosure.  The same rule also allows disclosure to PVG’s attorneys and auditors, to regulators, and to others in certain defined circumstances.

For a consideration of all of the exceptions in Rules 14 and 15, please see the rules themselves.

D.

Administrative, Technical & Physical Safeguarding of Information

E.

Testing of Firewalls

Annually, the CCO shall determine if the nonpublic personal financial information is kept under lock and key, if stored in hardcopy, or is password protected, if stored on computer.  As part of the annual inspection of PVG, the CCO shall verify that a firewall is in place and active, if a computer with internet access stores the information.  The CCO shall also verify that any computer containing nonpublic personal financial information is protected by updated anti-virus software.

F.

Enforcement of Privacy Policies

The CCO has the responsibility of implementing, enforcing and updating the privacy procedures of PVG.

IV.

ERISA

A.

Application of ERISA

The Employee Retirement Income Security Act (“ERISA”) applies to situations in which an investment adviser manages pension plans, including 401k plans, SIMPLE plans, profit sharing plans, and trust accounts established for the benefit of employees of a company.   ERISA also applies to each situation in which an investment adviser manages an individually managed account (“IMA”) within a 401k plan.

B.

Fiduciaries, Investment Managers and Parties in Interest

1.

Fiduciaries

a)

Fiduciary Defined

Under ERISA Sec. 3(21)(A), a person (including a corporation, LLC, etc.) is a fiduciary with respect to a pension plan to the extent that:

(i)

The person exercises any discretionary authority or discretionary control respecting management of such plan or exercises any authority or control respecting management or disposition of its assets,

(ii)

The person renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such plan, or has any authority or responsibility to do so, or

(iii)

The person has any discretionary authority or discretionary responsibility in the administration of such plan.

(Not included in this definition is a mutual fund or mutual fund distributor who simply has pension plan money invested within the mutual fund.)

As can be seen from the definition of fiduciary, a person can be an ERISA fiduciary based upon his conduct or by designation.  ERISA even requires that every pension plan be in writing and have a specifically named fiduciary.  But, fiduciary responsibilities can still arise even without a writing underlying the plan.

b)

Fiduciary Responsibilities

To the extent that a fiduciary has taken on or has been designated discretion with respect to a pension plan, the fiduciary is subject to fiduciary duties which have been set forth in ERISA.  The fiduciary duties to which a fiduciary is subject are set forth below.  Any violation of these duties might result in personal liability of the fiduciary to the plan.

2.

Investment Manager

a)

Investment Manager Defined

An Investment Manager is a specific type of fiduciary that has been assigned with investment management responsibilities.  In order for a person to be an investment manager with respect to a pension plan, that person:  (i) must be a bank, insurance company or registered investment adviser (who has filed with the IARD), (ii) has the power to manage, acquire, or dispose of any asset of a pension plan, and (iii) has acknowledged in writing that he is a fiduciary with respect to the pension plan.

b)

Investment Manager Responsibilities

An Investment Manager has the same responsibilities as a general fiduciary under ERISA, but may have, in reality, heightened potential liability.  By signing the fiduciary acknowledgement, the Investment Manager basically assumes primary responsibility for managing specific assets of the pension plan, and the other fiduciaries, including plan trustees, may rely somewhat upon the Investment Manager.

c)

CEO to Sign Fiduciary Acknowledgment

Because of the significance of being appointed an Investment Manager under ERISA, PVG may only become an Investment Manager if the CEO signs the fiduciary acknowledgment.  This may not be delegated.

3.

Party in Interest

a)

Party in Interest Defined

A Party in Interest with respect to a pension plan is defined very broadly.  Per ERISA Sec. 3(14), a Party in Interest is defined as follows:

(A)

Any fiduciary (including, but not limited to, any administrator, officer, trustee, or custodian), counsel, or employee of such employee benefit plan;

(B)

A person providing services to such plan;

(C)

An employer any of whose employees are covered by such plan;

(D)

An employee organization any of whose members are covered by such plan;

(E)

An owner, direct or indirect, of 50 percent or more of—

(i)

the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation.

(ii)

the capital interest or the profits interest of a partnership, or

(iii)

the beneficial interest of a trust or unincorporated enterprise,

which is an employer or an employee organization described in subparagraph (C) or (D);

(F)

A relative (as defined in paragraph (15)) of any individual described in subparagraph (A), (B), (C), or (E);

(G)

A corporation, partnership, or trust or estate of which (or in which) 50 percent or more of—

(i)

the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation,

(ii)

the capital interest or profits interest of such partnership, or

(iii)

the beneficial interest of such trust or estate,

is owned directly or indirectly, or held by persons described in subparagraph (A), (B), (C), (D), or (E);

(H)

An employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a 10 percent or more shareholder directly or indirectly, of a person described in subparagraph (B), (C), (D), (E), or (G), or of the employee benefit plan; or

(I)

A 10 percent or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraph (B), (C), (D), (E), or (G).

The Department of Labor may by regulation prescribe a percentage lower than 50 percent for subparagraph (E) and (G) and lower than 10 percent for subparagraph (H) or (I). The Department of Labor may prescribe regulations for determining the ownership (direct or indirect) of profits and beneficial interests, and the manner in which indirect stockholdings are taken into account.

b)

Party in Interest Responsibilities

Non-fiduciary parties in interest do not have the same responsibilities as fiduciaries.  But, non-fiduciary parties in interest may be liable to a pension plan in the event that they participate in Prohibited Transactions under ERISA.  (See below.)

C.

ERISA Specific Fiduciary Duties

1.

Exclusive Purpose Duty

As set forth in ERISA Sec. 404(a)(1)(A), a fiduciary shall discharge his duties with respect to a pension plan solely in the interest of the participants and beneficiaries and for the exclusive purpose of:  (i) providing benefits to participants and their beneficiaries; and (ii) defraying reasonable expenses of administering the plan.

This duty is like the duty of loyalty owed by a trustee to a trust; however, the exclusive purpose duty applies only when acting with respect to the pension plan.  It does not restrict a fiduciaries ability to engage in activities unrelated to the pension plan.

2.

Duty of Prudent Care

As set forth in ERISA Sec. 404(a)(1)(B), a fiduciary shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

3.

Duty of Diversification

As set forth in ERISA Sec. 404(a)(1)(C), a fiduciary shall diversify the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

(This is subject to an exception for the acquisition of qualifying employer real property and qualifying employer stock.)

4.

Duty to Act in Accordance with Instruments

As set forth in ERISA Sec. 404(a)(1)(D), a fiduciary shall act in accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of ERISA.

5.

Duty to Maintain Indicia of Ownership in U.S.A.

As set forth in ERISA Sec. 404(b), a fiduciary shall ensure that assets owned by the pension plan have their indicia of ownership in the United States so that a U.S. District Courts may have jurisdiction over them.

6.

Duty to Terminate a Pension Plan in Accordance with ERISA Sec. 404(d)

ERISA Sec. 404(d) sets forth provisions which must be followed by fiduciaries during the termination of a pension plan.  These should be consulted in the event that a pension plan for which PVG is a fiduciary is being terminated.

7.

Duty to Refrain from Prohibited Transactions (absent Exemption)

As set forth in ERISA Sec. 406, a fiduciary may not engage in Prohibited Transactions, except if a fiduciary and the relevant Parties in Interest have the benefit of an exemption arising under ERISA Sec. 408.

D.

ERISA Prohibited Transactions

1.

Prohibited Transactions between a Pension Plan and a Party in Interest

a)

Sale, Exchange or Leasing of Property

As set forth in ERISA Sec. 406(a)(1)(A), a fiduciary with respect to a pension plan shall not cause the plan to engage in a transaction, if he knows or should know that such transaction constitutes a direct or indirect sale or exchange, or leasing, of any property between the plan and a party in interest.

b)

Lending of Money

As set forth in ERISA Sec. 406(a)(1)(B), a fiduciary with respect to a pension plan shall not cause the plan to engage in a transaction, if he knows or should know that such transaction constitutes a direct or indirect lending of money or other extension of credit between the plan and a party in interest.

c)

Furnishing of Goods, Services or Facilities

As set forth in ERISA Sec. 406(a)(1)(C), a fiduciary with respect to a pension plan shall not cause the plan to engage in a transaction, if he knows or should know that such transaction constitutes a direct or indirect furnishing of goods, services, or facilities between the plan and a party in interest.

Reference:  U.S. Dept. of Labor, Employee Benefits Security Administration, Advisory Opinion 2001-09A (SunAmerica letter) at www.dol.gov/ebsa/regs/AOs/ao2001-09a.html.

But, as set forth in ERISA Sec. 408(c)(2), a fiduciary may be paid reasonable compensation for services rendered to a plan.  Thus, an investment adviser such as PVG may receive advisory fees.  (And, with respect to individual 401(k) plan accounts advised by PVG, PVG will receive payment directly from the participant in the plan, not from the plan itself.)

Reference:  U.S. Dept. of Labor, Employment Benefits Security Administration, Advisory Opinion 2005-23A (Deseret letter) at http://www.dol.gov/ebsa/regs/aos/ao2005-23a.html.

d)

Transfer or Use of Assets

As set forth in ERISA Sec. 406(a)(1)(D), a fiduciary with respect to a pension plan shall not cause the plan to engage in a transaction, if he knows or should know that such transaction constitutes a direct or indirect transfer to, or use by or for the benefit of a party in interest, of any assets of the plan.

Reference:  U.S. Dept. of Labor, Employee Benefits Security Administration, Advisory Opinion 2001-09A (SunAmerica letter) at www.dol.gov/ebsa/regs/AOs/ao2001-09a.html.

e)

Acquisition of Employer Security or Real Property

As set forth in ERISA Sec. 406(a)(1)(E), a fiduciary with respect to a pension plan shall not cause the plan to engage in a transaction, if he knows or should know that such transaction constitutes a direct or indirect acquisition, on behalf of the plan, of any employer security or employer real property in violation of section 407(a) of ERISA.

2.

Prohibited Transactions between a Pension Plan and a Fiduciary

a)

Engaging in Self Dealing

As set forth in ERISA Sec. 406(b)(1), a fiduciary with respect to a pension plan shall not deal with the assets of the plan in his own interest or for his own account.

Reference:  U.S. Dept. of Labor, Employee Benefits Security Administration, Advisory Opinion 2001-09A (SunAmerica letter) at www.dol.gov/ebsa/regs/AOs/ao2001-09a.html.

Reference:  U.S. Dept. of Labor, PWBA Office of Regulations and Interpretations, Advisory Opinion 97-15A (Frost letter) at www.dol.gov/ebsa/programs/ori/advisory97/97-15a.htm.

b)

Acting Adversely to Pension Plan

As set forth in ERISA Sec. 406(b)(2), a fiduciary with respect to a pension plan shall not in his individual or in any other capacity act in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of its participants or beneficiaries.

c)

Receiving Personal Consideration

As set forth in ERISA Sec. 406(b)(3), a fiduciary with respect to a pension plan shall not receive any consideration for his own personal account from any party dealing with such plan in connection with a transaction involving the assets of the plan.

Reference:  U.S. Dept. of Labor, Employee Benefits Security Administration, Advisory Opinion 2001-09A (SunAmerica letter) at www.dol.gov/ebsa/regs/AOs/ao2001-09a.html.

Reference:  U.S. Dept. of Labor, PWBA Office of Regulations and Interpretations, Advisory Opinion 97-15A (Frost letter) at www.dol.gov/ebsa/programs/ori/advisory97/97-15a.htm.

Reference:  U.S. Dept. of Labor, PWBA Office of Regulations and Interpretations, Advisory Opinion 97-16A (Aetna letter) at www.dol.gov/ebsa/programs/ori/advisory97/97-16a.htm.

E.

Exemptions from Prohibited Transactions

1.

Policy Regarding Exemptions

ERISA Sec. 408 sets forth exemptions and how to obtain exemptions from the Prohibited Transactions of ERISA Sec. 406.  Before any otherwise prohibited transaction is engaged in, the CEO shall consult with CCO and each must give approval.

F.

Implementation of Procedures for Specific Accounts

For each pension plan client whose account management involves a prohibited transaction with an exemption (other than the mere receipt of advisory fees), the CCO shall implement procedures designed to keep PVG in compliance with ERISA.  These procedures may be substantially in the form of the procedures set forth above.  If certain otherwise prohibited transactions are approved as subject to an exemption, then the transactions must be conducted as approved.  Any changes to how a transaction is to be conducted would have new approvals by the CEO and CCO, and would have to have revised procedures.

V.

State Law

Each of the various states and the District of Columbia has different “blue sky” laws that apply to the business of investment advisers.  Before PVG seeks licensing or notice filing in a new state, the CCO is to become apprised of that state’s laws and regulations, and consult with counsel as necessary.

VI.

Appendices

The following appendices are included with this manual.  They are incorporated into this manual by reference.

Appendix A:  Code of Ethics

Appendix B:  Notice to Customers/Privacy Notice/Custody Notice

Appendix C:  Assignment of Responsibilities

Choice WSP&C Manual, v. 2.1

12/30/09

Appendix A:  Code of Ethics

PVG Investment Management, LLC

It is the policy of PVG Asset Management Corporation (“PVG”) that all employees, officers, and members involved in the day-to-day business of PVG adhere to this Code of Ethics.  Each employee, officer, and member subject to this Code of Ethics shall sign a copy of the Code of Ethics as an indication that they agree to adhere to the principals and procedures set forth in this code.

1.

PVG, its employees, officers, and members shall observe the securities laws and regulations of the U.S. Government and each state in which PVG is licensed, notice filed or does business.

2.

PVG, its employees, officers, and members shall observe the duty of loyalty owed to PVG clients, not taking advantage for themselves confidential information obtained from PVG clients including not engaging in “insider trading” and not “front-running” ahead of client orders.  (In extraordinary circumstances, to preserve its fiduciary duty of care, PVG may enter client orders following the entry of employee, officer or member orders.)

3.

PVG, its employees, officers, and members shall observe the duty of care owed to PVG clients, exercising professional judgment in managing the accounts of PVG clients in keeping with the methods disclosed on the Form ADV Part II and other disclosure documents provided to PVG clients.

4.

PVG shall obtain from its employees, officers, and members involved in the day-to-day business of PVG copies of securities account statements.  Each employee, officer, and member involved in the day-to-day operations of PVG is to request that duplicate securities account statements be provided to PVG and directed to the attention of the CCO.  If a duplicate account statement cannot be provided, then the employee or owner involved in the day-to-day business of PVG shall provide a copy of such account statement to the CCO within one week of receipt.  No account statements need be provided for open-end mutual fund accounts or for automatic periodic investing through a dividend reinvestment plan.

5.

PVG requires PVG employees, officers, and members involved in the day-to-day business of PVG to get pre-approval from the CCO before purchasing any securities in a public offering (other than a purchase of open-end mutual fund shares) and before purchasing in a private placement.

6.

The CCO shall review the securities account statements of employees, officers, and members involved in the day-to-day operations of PVG for any trading patterns that would indicate a misuse of confidential information obtained from clients and shall take appropriate steps to rectify any possible misuse of confidential information.

7.

PVG shall implement, and has implemented, procedures designed to help PVG compliance with state and federal securities laws.  These procedures are found in the Written Supervisory Procedures and Compliance Manual.  This Code of Ethics is integrated into the Written Supervisory Procedures and Compliance Manual and is an extension of such manual.  PVG employees, officers, and members involved in the day-to-day business of PVG are to agree to follow the procedures implemented by PVG.

8.

PVG and its employees, officers, and members involved in the day-to-day business of PVG agree to NOT engage in the following conduct, which has been deemed to be dishonest and unethical conduct inconsistent with the fiduciary duties owed to PVG clients.  Specifically PVG and its employees, officers, and members involved in the day-to-day business of PVG shall NOT:

A.

Recommend to a client, to whom investment supervisory, management or consulting services are provided, the purchase, sale, or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable inquiry concerning the client's investment objectives, financial situation and needs, and any other information known by PVG.

B.

Exercise any discretionary power in placing an order for the purchase or sale of securities for a client without obtaining written discretionary authority from the client within ten (10) business days after the date of the first transaction placed pursuant to oral discretionary authority, unless the discretionary power relates solely to the price at which, or the time when, an order involving a definite amount of a specific security that shall be executed, or both.

C.

Place an order to purchase or sell a security for the account of a client upon instruction of a third party without first having obtained a written third-party trading authorization from the client.

D.

Borrow money or securities from a client, unless the client is a broker-dealer, an affiliate of PVG, a family member, or a financial institution engaged in the business of loaning funds.

E.

Loan money to a client unless PVG is a financial institution engaged in the business of loaning funds or the client is an affiliate of PVG or a family member.

F.

Misrepresent to any advisory client, or prospective advisory client, the qualifications of PVG or any employee, or to misrepresent the nature of the advisory services being offered or fees to be charged for such service, or to omit to state a material fact necessary to make the statements made regarding qualifications, services, or fees, in light of the circumstances under which they are made, not misleading.

G.

Provide a report or recommendation to any advisory client prepared by someone other than PVG without disclosing that fact. This prohibition does not apply to a situation where PVG uses published research reports or statistical analyses to render advice or where an adviser orders such a report in the normal course of providing service.

H.

Charge a client an advisory fee that is unreasonable in light of the type of services to be provided, the experience of PVG, the sophistication and bargaining power of the client, and whether PVG has disclosed that lower fees for comparable services may be available from other sources.

I.

Fail to disclose to clients, in writing, before any advice is rendered, any material conflict of interest relating to PVG or any of its employees which could reasonably be expected to impair the rendering of unbiased and objective advice, including:

i.

Compensation arrangements connected with advisory services to clients which are in addition to compensation from such clients for such services; and

ii.

Charging a client an advisory fee for rendering advice when a commission for executing securities transactions pursuant to such advice will be received by the adviser or its employees.

J.

Guarantee a client that a specific result will be achieved (gain or no loss) with advice to be rendered.

K.

Publish, circulate, or distribute any advertisement which does not comply with Rule 206(4)-1 under the ’40 Act.

L.

Disclose the identity, affairs, or investments of any client, unless required by law to do so, or unless consented to by the client.

M.

Take any action, directly or indirectly, with respect to those securities or funds in which any client has any beneficial interest, where PVG has custody or possession of such securities or funds when PVG’s action is subject to and does not comply with the requirements of Rule 206(4)-2 under the ’40 Act.

N.

Enter into, extend, or renew any investment advisory contract, unless such contract is in writing and unless such contract is accompanied by Form ADV Part II and any other disclosure documents required by the CCO to be provided.

O.

Fail to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material nonpublic information in violation of Section 204A of the ’40 Act.

P.

Enter into, extend, or renew any investment advisory contract contrary to the provisions of Section 205 of the ’40 Act.

Q.

Indicate, in an advisory contract any condition, stipulation, or provision binding any person to waive compliance with any applicable provision of the Colorado Securities Act, any rule promulgated thereunder, or the ’40 Act, or any rule promulgated thereunder, or engage in or any other practice that would violate Section 215 of the ’40 Act.

R.

Engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative, or contrary to the provisions of Section 206 of the ’40 Act.

S.

Engage in conduct such as forgery, embezzlement, theft, exploitation, non-disclosure, incomplete disclosure or misstatement of material facts, manipulative or deceptive practices, or aiding or abetting any unethical practice.

T.

Willfully file an untrue registration form (Form U-4, Form U-5, Form ADV, and Form ADV-W) or engage in conduct in violation of Section 207 of the ’40 Act.

U.

Represent or imply in any manner whatsoever that PVG or an employee has been sponsored, recommended, or approved, or that their abilities or qualifications have in any respect been passed upon by the United States or any agency or any officer thereof (except that if PVG is registered as an investment adviser with the SEC, the fact of such registration may be represented).

V.

Engage in any other conduct or any act, indirectly or through or by any other person, which would be unlawful for such person to do directly under the state or federal securities laws and regulations.

9.

Since PVG is not registered as a broker-dealer, PVG will not act as a securities broker or dealer.

10.

PVG employees, officers and members are to report any suspected violations of this Code of Ethics to the CCO, or if the suspected violations involve the CCO, the CEO is to receive such report.  Suspected violations of this Code of Ethics will be investigated.

11.

Violations of this Code of Ethics may result in sanctions, including possible dismissal.

I agree to follow the Code of Ethics and the procedures, including anti-insider trading procedures, in the Written Supervisory Procedures and Compliance Manual implemented by PVG.

Signed:

Dated:

Printed Name:

Title:

Appendix A

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PVG Investment Management, LLC

Notice to Our Customers

A copy of Form ADV Part II was provided to you upon signing an advisory contract with PVG.  A copy of Form ADV Part II is also available to you at no cost any time upon request.  To request a copy, please call.

You should notify PVG, in writing, of any material change in your circumstances that might affect the manner in which your assets are invested. Examples of material change may include employment change, retirement, change in marital status, etc. Contact PVG by writing to:  “PVG Asset Management, LLC, Attn. Joseph N Pecoraro, CFA.”

Privacy Notice

PVG collects nonpublic personal information from you from the following sources: (i) information PVG receives from you on applications and other forms; and (ii) information about your transactions with PVG, our affiliates and others. PVG does not disclose any nonpublic personal information about our Clients or former Clients to anyone, except as permitted by law. PVG restricts access to nonpublic personal information about you to those employees who need to know that information to provide products or services to you. PVG maintains physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

Appendix C:  Assignment of Responsibilities

PVG Investment Management, LLC

Designation of Management

Manager Title	Manager Name	Responsibility Of Manager	Designation Date
Managing Member (CEO)	Joseph N Pecoraro	Head of Firm	October, 1988
Chief Compliance Officer (CCO)	Joseph N Pecoraro	Compliance	October, 1988
Chief Financial Officer	Joseph N Pecoraro	Accounting	October, 1988
Portfolio Manager	Patrick Adams John V Johnson Joseph N Pecoraro Dorothea J Moore	Portfolio Management	January, 2009 March, 2009 October, 1988 October, 1989
Head Trader	Jana Henderson	Trading	June, 2008

Assignment of Investment Adviser Representatives for Supervision

IAR Name	Supervisor of IAR	Designation Date
Joseph N Pecoraro	Joseph N Pecoraro	October, 1988
Maggie Burns	Joseph N Pecoraro	January 1989
Dorothea J Moore	Joseph N Pecoraro	October, 1989
Jana Henderson	Joseph N Pecoraro	June, 2008
Rita Katsenelson	Joseph N Pecoraro	August, 2006
Patrick S Adams	Joseph N Pecoraro	January, 2009
J Alan Favre	Joseph N Pecoraro	January, 2009
John V Johnson	Joseph N Pecoraro	March, 2009
J Curtis Clint	Joseph N Pecoraro	June, 2003

Appendix C

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